EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Ethan Powell, Executive Vice President and Principal Executive Officer of NexPoint Credit Strategies Fund (formerly, Pyxis Credit Strategies Fund) (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 8, 2013	/s/ Ethan Powell
Ethan Powell, Executive Vice President and Principal Executive Officer
(principal executive officer)

I, Brian Mitts, Chief Financial Officer and Treasurer of NexPoint Credit Strategies Fund (formerly, Pyxis Credit Strategies Fund) (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 8, 2013	/s/ Brian Mitts
Brian Mitts, Chief Financial Officer and Treasurer
(principal financial officer)